UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

Valion Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 1, Suite 311
San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dean Zikria as Interim Chief Executive Officer

On September 22, 2026, Valion Bio, Inc. (the “Company”), a Delaware corporation, appointed Dean Zikria as Interim Chief Executive Officer of the Company, effective immediately. Mr. Zikria remains a member of the Company’s Board of Directors (the “Board”).

Mr. Zikria, 58, has served as a director on our Board since July 10, 2019. Mr. Zikria brings deep industry experience in allergy and asthma as well as other chronic diseases to the board. Since August 2019, Mr. Zikria has been the Founder, CEO and Chairman of Mind Machine LLC, a Silicon Valley based marketing/advertising agency—focused on the MedTech industry. From June 1, 2021, until January 2023, he served as the Chief Commercial Officer at Intuity Medical Inc., a Silicon Valley MedTech company launching a highly disruptive glucose meter in the diabetes industry. In addition, he has served as Chairman of DZ Advisors, LLC, a company founded by Mr. Zikria in 2017 that provides consulting and advisory services to the medtech, biotech, digital health and pharmaceutical industries; since inception, where he also served as President from December 2017 until May 31, 2021. Mr. Zikria also sits on the boards of the following privately held companies: AsthmaTek, Inc., a startup digital health company in the asthma space; Brev.Dev, Inc., a technology company developing a disruptive platform to aid developers. Mr. Zikria previously served as Chief Executive Officer of Spirosure Inc., a FeNO detection company for asthma diagnostics, from 2014 to 2017. Additionally, he previously served as head of global marketing for Johnson & Johnson’s Animas Corporation within their medical device & diagnostics division. He was head of strategy for Pfizer Pharmaceuticals U.S. Cardiovascular Unit, a division with approximately $7 billion in annual revenues. Mr. Zikria also brings experience in strategic planning, scenario planning and analysis, and mergers and acquisitions, including sourcing, transactions and integration.

On September 22, 2026, in connection with his appointment as Interim Chief Executive Officer of the Company, the Company and Mr. Zikria entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Zikria (i) is entitled to receive a monthly fee of $23,333 per month; (ii) is entitled to receive 50,000 restricted stock units (“RSUs”) to be issued pursuant to a nonstatutory equity grant under the Company’s Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”); (iii) is entitled to receive another 50,000 RSUs upon an increase in the Company’s Plan by the Company’s stockholders, and subject to the approval of the Special Committee of the Board and (iv) may be eligible to receive a cash bonus, as determined by the Board or the Compensation Committee of the Board, upon closing of a strategic transaction (i.e., a reverse merger, a merger, or acquisition).

Pursuant to the Consulting Agreement, Mr. Zikria is and will be an independent contractor. Nothing contained in the Consulting Agreement is intended or should be construed to make or constitute Mr. Zikria as an employee or agent of the Company or a partner or co-venturer with the Company. The Consulting Agreement will terminate on January 22, 2027, unless mutually extended by the parties up to twelve (12) months from the effective date of the Consulting Agreement.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

2

There are no family relationships between Mr. Zikria and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Other than as previously disclosed, the Company is not aware of any transactions or relationships between Mr. Zikria and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Resignation

On September 17, 2026, Sheryle Bolton notified the Company of her decision to resign from the Company’s Board, effective immediately. Ms. Bolton’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Board Committee Appointments

On September 17, 2026, the Company appointed Thomas Jensen as Chair of the Board and Chair of the Board’s Compensation Committee, effective immediately.

On September 17, 2026, the Company appointed Jared Malbin as Chair of the Board’s Audit and Risk Committee, effective immediately.

Mr. Zikria was removed as an independent member from the Board’s Audit and Risk Committee, Compensation Committee and Nominations and Corporate Governance Committee while he serves as Interim Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On September 23, 2026, the Company issued a press release announcing its leadership changes discussed in Item 5.02 above. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, by and between the Company and Dean Zikria, effective September 22, 2026.
99.1	Press Release, dated September 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALION BIO, INC.

Date:	September 23, 2026	By:	/s/ Melinda Lackey
Name: Melinda Lackey Title: General Counsel and Senior Vice President of Legal Affairs

4